UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 31, 2019

Ollie’s Bargain Outlet Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37501	80-0848819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard, Suite 1 Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

(717) 657-2300
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLLI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On May 31, 2019, OBO Ventures, Inc. (“OBO”), a wholly owned subsidiary of Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation (the “Company”), concluded a sale transaction with an unaffiliated third-party involving a total of 12 former Toys “R” Us store locations which, as previously announced, were acquired by OBO on August 29, 2018, and received approximately $42 million in cash for the 12 locations.  Simultaneous with the closing of the sale, Ollie’s Bargain Outlet, Inc. (“Ollie’s”), a wholly owned subsidiary of the Company entered into 12 separate leases for these locations.  The stores are located in states with existing Ollie’s stores.  Ollie’s plans to open all of these locations during this fiscal year as part of the Company’s typical annual target of mid-teen unit growth rate, and to date has opened 11 of the 12 sites.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: June 4, 2019	/s/ Jay Stasz
Name: Jay Stasz
Title: Senior Vice President and Chief Financial Officer
(Principal Financial Officer of the Registrant)

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